UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2025

CEVA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-49842	77-0556376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15245 Shady Grove Road, Suite 400, Rockville, MD 20850
(Address of Principal Executive Offices, and Zip Code)

(240) 308-8328
Registrant’s Telephone Number, Including Area Code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CEVA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No.1 on Form 8-K/A to the Form 8-K of Ceva, Inc. (the “Corporation”) originally filed with the Securities and Exchange Commission on February 14, 2025 (the “Original Form 8-K”) amends the Original Form 8-K to correct disclosures under the heading “2025 Equity Award to the Corporation’s Executive Officers” with respect to the numbers of restricted stock units and performance stock units awarded to Amir Panush, the Corporation’s Chief Executive Officer, and the number of additional performance stock units that are eligible for vesting assuming maximum achievement of performance goals. The remainder of the disclosures under the aforementioned heading with respect to Mr. Panush are unchanged, but disclosures under the aforementioned heading with respect to the Corporation’s other executive officers that are included in the Original Form 8-K are omitted here.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2025 Equity Award to the Corporation’s Executive Officers

On February 10, 2025, the Committee granted 34,612 time-based restricted stock units (“RSU”), effective as of February 14, 2025, to each Mr. Panush, with the number of RSUs to be determined by dividing the grant value by the closing trading price of the Corporation’s common stock on February 14, 2025 (the “Reference Price”). The RSU awards to Mr. Panush were made pursuant to the Corporation’s 2011 Equity Incentive Plan (the “2011 Plan”) and are contingent on stockholder approval of the amendments to the 2011 Plan, which amendments will be set forth in the proxy statement for the Corporation’s 2025 Annual Meeting of Stockholders (the “Stockholder Approval”). If Stockholder Approval of the amendments to the 2011 Plan is not obtained, the RSU awards will be canceled.  The RSU awards vest 33.4% on February 14, 2026, 33.3% on February 14, 2027 and 33.3% on February 14, 2028.

Also, on February 10, 2025, the Committee granted 51,918 performance-based stock units (“PSUs”), effective as of February 14, 2025, to Mr. Panush pursuant to the 2011 Plan (collectively, the “Short-Term Executive PSUs”), with the number of PSUs to be determined by dividing the grant value by the Reference Price, and contingent on the Stockholder Approval. If Stockholder Approval of the amendments to the 2011 Plan is not obtained, the PSU awards will be canceled.  The performance goals for the Short-Term Executive PSUs with specified weighting are as follows:

Weighting	Goals
50%
Vesting of the full 50% of the PSUs occurs if the Corporation achieves the 2025 license and related revenue target approved by the Board (the “2025 License Revenue Target”). The vesting threshold is achievement of 90% of the 2025 License Revenue Target. If the Corporation’s achievement of the 2025 License Revenue Target, is above 90% but less than 99% of the 2025 License Revenue Target, 91% to 99% of the eligible PSUs would be subject to vesting. If the Corporation’s actual result exceeds 100% of the 2025 License Revenue Target, every 1% increase of the 2025 License Revenue Target, up to 110%, would result in an increase of 10% of the eligible PSUs for Mr. Panush.

25%
Vesting of the full 25% of the PSUs occurs if the Corporation achieves positive total shareholder return whereby the return on the Corporation’s stock for 2025 is greater than the S&P Semiconductors Select Industry index (the “S&P index”). The vesting threshold is if the return on the Corporation’s stock for 2025 is at least 90% of the S&P index. If the return on the Corporation’s stock, in comparison to the S&P index, is above 90% but less than 99% of the S&P index, 91% to 99% of the eligible PSUs would be subject to vesting. If the return on the Corporation’s stock exceeds 100% of the S&P index, every 1% increase in comparison to the S&P index, up to 110%, would result in an increase of 10% of the eligible PSUs for Mr. Panush.

25%
Vesting of the full 25% of the PSUs occurs if the Corporation achieves positive total shareholder return whereby the return on the Corporation’s stock for 2025 is greater than the Russell 2000 index (the “Russell index”). The vesting threshold is if the return on the Corporation’s stock for 2025 is at least 90% of the Russell index. If the return on the Corporation’s stock, in comparison to the Russell index, is above 90% but less than 99% of the Russell index, 91% to 99% of the eligible PSUs would be subject to vesting. If the return on the Corporation’s stock exceeds 100% of the Russell index, every 1% increase in comparison to the Russell index, up to 110%, would result in an increase 10% of the eligible PSUs for Mr. Panush.

Accordingly, assuming maximum achievement of the performance goals set forth above, PSUs representing an additional 100%, meaning an additional 51,918 PSUs, would be eligible for vesting.

Subject to achievement of the thresholds for the above performance goals for 2025, the Short-Term Executive PSUs vest 33.4% on February 14, 2026, 33.3% on 14, 2027 and 33.3% on February 14, 2028.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: February 18, 2025	By:	/s/ Yaniv Arieli
	Name:	Yaniv Arieli
	Title:	Chief Financial Officer